                                                                     Ex-99.16(a)

                        Merrill Lynch Strategic Dividend
                                    Class A

                                  Total Return


                                                                Period from
                                                                 11/29/88              Annual
                                                                (inception)            Total
                                                               to  07/31/89            Return*
                                                               ------------
Initial Investment                                         $1,000.00                  $1,000.00

Divided by
Maximum Offering Price                                         11.45
                                                          ----------
Divided by Net Asset Value                                                                10.71
                                                                                     ----------
Equals Shares Purchased                                        87.34                      93.37

Plus Shares Acquired through
  Dividend Reinvestment                                         4.82                       5.19

Equals Shares Held
  at 07/31/89                                                  92.16                      98.56

Multiplied by Not Asset
  Value at 07/31/89                                            12.38                       12.38
                                                          ----------                  ----------
Equals Ending Redeemable
  Value at $1.000
  Investment (ERV) at 07/31/89                             $1,140.90                   $1,220.20

Divided by $1,000 (P)                                         1.1409                      1.2202

Subtract 1                                                    0.1409                      0.2202

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                                   14.09%
                                                         ===========
Expressed as a percentage
  equals the Aggregate Total
  Return for the Period
                                                                                          22.02%
                                                                                     ===========
ERV divided by P                                              1.1409

Raise to the power of                                       1 / .6685

Eequals                                                        1.2190

Subtract 1                                                     0.2180

Expressed as a percentage
  equals the Average
  Annualized Total Return                                       21.80%
                                                           ===========

  *Does not include sales charge for the period.